Exhibit 10.14

PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND, WHERE APPLICABLE, HAVE BEEN BRACKETED. SUCH REDACTIONS ARE IMMATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TRI-PARTY AGREEMENT

This Tri-Party Agreement (this “Agreement”) is made by and among Crown Bioscience (Taichang), Inc. (中美冠科生物技术(太仓)有限公司)， a PRC limited liability company (“Licensor”), CB Therapeutics Inc., a Cayman company (“Licensee”), and Chia Tai Tianqing Pharmaceutical Group Co., Ltd. (正大天晴药业集团L殳份看限公司), a PRC company limited by shares (“CTTQ”) (each of Licensor, Licensee, and CTTQ, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Licensor has been granted certain license rights pursuant to a humanized anti-PD-L1 mAbanti-cancer drug technology development agreement dated [                        ] by and between CTTQ and Licensor (the “Primary License Agreement”; a copy of which is attached hereto as Exhibit A); and

WHEREAS, pursuant to a data sublicense agreement dated [                        ] by and between Licensor and Licensee (the “SublicenseAgreement”; a copy of which is attached hereto as Exhibit B), Licensee has been granted an exclusive sublicense under Licensor’s Data Rights provided for by and subject to the Primary License Agreement.

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follow:

AGREEMENT

1. Confirmation of Validity of the Sublicense License Agreement

1.1 Subject to the limitations set forth in Section 1.2-1.5 below, each Party acknowledges the existence and validity of the Sublicense Agreement and acknowledges and consents that all terms and conditions, covenants and undertakings set forth in the Sublicense Agreement shall remain in full force and effect, in each case as applicable to Licensor as a licensee under the Primary License Agreement. This Agreement does not and shall not constitute an amendment to, or waiver of any right or remedy provided in the Sublicense Agreement,

1.2 This Agreement does not and shall not constitute an amendment to, or waiver of any right or remedy provided in Primary License Agreement,

1.3 Any conflict exist between the Sublicense Agreement and the Primary License Agreement, or between this Agreement and the Primary License Agreement, the Primary License Agreement shall be the privilege and final interpretation shall be based on the Primary License Agreement.

1.4 The Licensor guarantee that (i) in any situation the sublicensing grant to Licensee does not and shall not in violation of the applicable terms of the Primary License Agreement, (ii) in any situation the terms in the Sublicense Agreement are not conflicted to and shall complies with the applicable terms of the Primary License Agreement, in otherwise the Licensor shall take the whole responsibility.

1.5 The Licensor acknowledges and consents that (i) in the situation the Licensee does not or could not execute the obligation regarding to the Sublicense Agreement or this Agreement, or the Licensee violates the obligation as a successor of Licensor according to the Primary License Agreement, and (ii) Licensor itself does not or could not make Licensee execute the obligation as a successor of Licensor regarding to the Primary License Agreement or this Agreement, Licensor shall take the whole responsibility; Licensee shall reimburse and compensate Licensor for any and all damages and loss suffered by Licensor for undertaking such responsibility as listed in this Section 1.5(i) and (ii).

2. Development and Commercialization of the Licensed Product in the Sublicensed Territory

For the purposes of development and Commercialization of the Licensed Product in the Sublicensed Territory, CTTQ hereby agrees and covenants to provide data, materials directly to Licensee that Licensee may reasonably request, instead of directly to Licensor, precondition are that (i) hereby ‘reasonably request’ means in scope and extent not beyond terms in the Primary License Agreement and (ii) Licensee acknowledges, consents and comply with conditions regarding to terms of Article 2.2, 2.5(6), 3.1 6.1, and 10 of the Primary License Agreement. If there are any data or materials that Licensee may request but is not in above scope or extent, CTTQ may in good faith and by its own decision to provide with a mutual signed agreement. CTTQ and Licensee including its affiliates hereby agree and covenants to collaborate in good faith during and only for purpose of development of the Licensed Product in each territory, including, providing data and materials, entering into a pharmacovigilance agreement and providing other support and cooperation that each party may reasonably request by one party and be agreed by the other party,

Licensee shall agree and covenants to entering into a manufacturing agreement with CTTQ for CTTQ to manufacture and provide sample of the Licensed Product for purpose of Licensee’s filing of IND and for clinical trials in its territory in good faith. Only if CTTQ agrees in written Licensee waiving to enter into such manufacturing agreement, Licensee may search for a third party in its territory for such manufacturing agreement, but shall not search for a third party in CTTQ territory in any time.

3. License Grant.

4. CTTQ hereby grants to Licensee, effective upon any early termination of the Primary License Agreement, the same right, title and interest as it has granted to Licensor under the terminated Primary License Agreement. Representations and Warranties.

Each Party represents and warrants to the other Parties that it has been duly authorized to execute and deliver this Agreement to the other Parties and the execution and delivery of this Agreement by such Party constitute a valid and binding obligation on such Party, enforceable against such Party in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

5. Duration and Termination

5.1 Term. This Agreement commences on the date hereof signature and, unless earlier terminated as provided in this Section 5, will continue in full force and effect until (i) terminated by written consent of Licensor, CTTQ and Licensee, (ii) terminated by Licensee for convenience as 5.2, or (iii) termination of the Primary License Agreement, which is earlier.

5.2 Termination for Convenience. Licensee may terminate this Agreement for convenience upon [                        ] written notice to Licensor and CTTQ.

5.3 Effect of Termination. Termination or expiration of this Agreement will not relieve the Parties of obligations accruing prior to such termination or expiration. After the date of termination or expiration, Licensee (or any of its affiliates or sublicensees, as applicable) may (a) sell the Licensed Products then in its stock, and (b) complete the production of the Licensed Products then in the process of production and sell the same.

6. Infringement

6.1 Notification; Cooperation. All Parties agree to notify each other of any possible or actual infringement of any Data Rights relating to the Licensed Product (“Infringement”) of which it becomes aware. Licensor and CTTQ each agrees to use their respective best efforts to enforce the Data Rights with respect to any such Infringement. Licensee agrees to cooperate fully with Licensor and CTTQ in any action controlled by Licensor and/or CTTQ to enforce the Data Rights with respect to such Infringement.

6.2 Declaratory Judgment. If a declaratory judgment action is brought naming Licensee as a defendant and alleging invalidity or unenforceability of any Data Rights, Licensee will promptly notify Licensor and CTTQ in writing and the Parties will discuss in good faith the defense of the invalidity or unenforceability aspect of the action. The Parties will each bear its own expense in such discussion and defense.

7. General Provisions

7.1 Governing Law; Venue. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of People’s Republic of China and the State of California, the USA, as applicable(without giving effect to the laws, rules, or principles thereof regarding conflict of laws); provided, however, that all questions with respect to validity of any patent will be determined in accordance with the laws of the respective country or region in which such patent will have been granted or filed, as applicable. Each Party hereby irrevocably submits itself to and consents to the exclusive jurisdiction of courts in People’s Republic of China and the State of California, the USA, as applicable for the purposes of any claim, suit or proceeding in connection with any controversy, claim or dispute arising out of or relating to this Agreement.

7.2 Equitable Relief. Each Party acknowledges that its breach of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunction, specific performance, and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations by the other Party. The rights and remedies provided to each Party in this Section 7.2 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

7.3 Relationship of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture, agency, employment or fiduciary relationship among the Parties. No Party nor their respective agents have any authority of any kind to bind the other Parties in any respect whatsoever, and the relationship among the Parties is, and at all times will continue to be, that of independent contractors.

7.4 Assignment and Successors. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, which will not be unreasonably withheld, except that Licensee’s bankruptcy trustee may assume this Agreement in bankruptcy of Licensee and each Party may assign this Agreement to a successor in connection with any merger, consolidation, reorganization or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that any permitted assignee agrees in writing in a manner reasonably satisfactory to all Parties to be bound by the terms of this Agreement. Any assignment purported or attempted to be made in violation of the terms of this Section will be null and void and of no legal effect.

7.5 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement. If a Party is unable, after making reasonable inquiry, to secure the signature of the other Party on the foregoing documents or instruments or obtain from the other Party the foregoing consents, then such other Party hereby irrevocably designates and appoints the inquiring Party and its duly authorized officers and agents as the other Party’s agent and attorney-in-fact solely for the purpose of acting for and in its behalf and stead to execute and file any such documents or instruments and to do all other lawfully permitted acts in furtherance of the foregoing.

7.6 Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only in a written instrument signed by Licensor, CTTQ, and Licensee, or, in the case of waiver, in a written instrument signed by the Party waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions hereof will in no manner affect the rights at a later time to enforce the same.

7.7 Waiver. A waiver, express or implied, by any Party hereto, of any right under this Agreement, of any failure to perform, or of the breach hereof, by any other Party hereto, will not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

7.8 Capitalized Terms and Headings. Except as otherwise expressly set forth herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sublicense Agreement, in each case as applicable to Licensor as a licensee under the Primary License Agreement. Headings are inserted for convenience only and will not affect the construction of this Agreement.

7.9 Interpretation. Each Party hereto acknowledges and agrees that: (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

7.10 Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.

7.11 Entire Agreement. This Agreement constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof.

7.12 English Language. Although this Agreement is written in both English and Chinese, the Chinese language is mere translation and for reference only, and shall not be an official version of this Agreement. Only the English version shall be the executed and official version of this Agreement. In the event of any conflict in interpretation between the English version and the Chinese translation, the English version shall control.

7.13 Counterparts. This Agreement may be signed in multiple number of counterparts, each of which will be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date latest written herein:.

Crown Bioscience (Taichang), Inc. （中美冠科生 CB Therapeutics Inc.

物技术（太仓）有限公司）

By:	/s/ Bing Zim	By:	/s/ SANJEEV REDKAR
Name:	Bing Zim	Name:	SANJEEV REDKAR
Title:	Ceo	Title:	PRESIDENT & CEO
Date:	10 Feb 2017	Date:	FEBRUARY 10, 2017
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Chia Tai Tianqing Pharmaceutical Group Co., Ltd.（正大天晴药业集团股份有限公司）

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